EXHIBIT 10.3

                             CHANCELLOR GROUP, INC.
                           2001 NO. 2 STOCK AWARD PLAN



         1.       Purpose of the Plan
                  -------------------
                  The Chancellor Group, Inc. 2001 No. 2 Stock Award Plan (the "Plan") is intended to attract, retain, motivate and reward officers, directors, employees of, and consultants to Chancellor Group, Inc. (the "Company") and subsidiaries of the Company, who are and will be contributing to the success of the business of the Company; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees and consultants in order to increase their proprietary interest in the Company. It is the intention of the Company that the Plan comply with the definition of an "employee benefit plan" contained in Rule 405 under the Securities Act of 1933, as amended, (the "Act"), and that awards be made only to "employees" as defined in Rule 405. Accordingly, the Company may from time to time, grant to selected employees and consultants ("participants") awards ("awards") of shares of common stock of the Company, $.001 par value ("Shares"), subject to the terms and conditions hereinafter provided.

         2.       Administration of the Plan
                  --------------------------
                  This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate, including rules and regulations to comply with the requirements of Rule 16(b)(3) under the Securities Exchange Act of 1934. No Director shall be eligible to vote or decide upon awards to such Director under the Plan. Decisions of the Board in connection with the administration of the Plan shall be final, conclusive, and binding upon all parties, including the Company, shareholders, employees and consultants.

                  Subject to the terms, provisions, and conditions of this Plan as set forth herein, the Board shall have sole discretion and authority:

                  (a) to select the employees and consultants to be awarded Shares (it being understood that more than one award may be granted to the same employee or consultant);

                  (b) to determine the number of Shares to be awarded to each recipient;

                  (c) to determine the time or times when the awards may be granted;

                  (d) to prescribe the form of stock legend for the certificates of Shares or other instruments, if any, evidencing any awards, granted under this Plan, and

                  (e) to cause Shares to be registered on Form S-8 under the Act either prior or subsequent to the making of an award.

         3.       Shares Subject to the Plan
                  --------------------------
                  The aggregate number of Shares which may be awarded under the Plan shall not exceed 750,000 Shares of stock of the Company. Shares to be awarded under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of the Company or from shares of common stock reacquired by the Company, including shares purchased in the open market.

         4.       Eligibility
                  -----------
                  Shares shall be awarded only to employees (the term "employees" shall include officers as well as other key employees of the Company, and shall include directors who are also employees of the Company) of and consultants to the Company it being the intention of the Company that awards shall be made only to persons who satisfy the definition of "employee" contained in Rule 405 under the Act.

         5.       Awards and Certificates
                  -----------------------
                  Each recipient shall be issued a certificate in respect of Shares awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate restrictive legend on its face, unless such Shares have been registered under the Act. The Company may register on Form S- 8 under the Act, on behalf of the recipients, Shares issued or to be issued pursuant to the Plan.

         6.       Termination and Amendment
                  -------------------------
                  The Board may amend, suspend, or terminate the Plan at any time provided that no such modification shall impair the rights of any recipient under any award.

         7.       Miscellaneous
                  -------------
                  (a) Nothing in the Plan shall require the Company to issue or transfer any Shares pursuant to an award if such issuance or transfer would, in the opinion of the Board, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

                  (b) Notwithstanding any other provision of the Plan, the Board may at any time make or provide for such adjustment to the Plan, to the number of Shares available thereunder, or to any awards of Shares as it shall deem appropriate, to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of outstanding Shares by reason of stock dividends or distributions, stock splits or other combinations or subdivisions of stock, recapitalization, issuances by reclassification, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or other similar corporate changes. Anu such determination by the Board shall be conclusive.

                  (c) No employee, consultant or other person shall have any claim or right to be granted Shares under the Plan, and neither the Plan nor any action taken thereunder shall be construed as giving any participant, recipient, employee, consultant or other person any right to be retained in the employ of or by the Company.

                  (d) Income realized as a result of an award of Shares shall not be included in the recipient's earnings for the purpose of any benefit plan in which the recipient may be enrolled or for which the recipient may become eligible unless otherwise specifically provided for in such plan.

                  (e) If and when a recipient is required to pay the Company an amount required to be withheld under any federal, state or local income tax laws in connection with an award under the Plan, the Board may, in its sole discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, be electing to have the Company withhold Shares having a fair market value equal to the amount required to be withheld. The election to have Shares withheld must be made on or before the date the amount of tax to be withheld is determined.

         8.       Effective Date and Term of the Plan
                  -----------------------------------
                  The effective date of the Plan shall be August 6, 2001 and the Plan shall remain in full force until December 31, 2003 or until all Shares have been awarded, whichever first occurs.























Chancellor\2001No.2StkAwdPlan